UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2025

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(Address of principal executive offices) (Zip Code)

(646) 813-4701
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Abeona Therapeutics Inc. (the “Company”) was held virtually on May 19, 2025 at 9:00 a.m., Eastern Time. The following matters were acted upon:

Proposal 1. Election of Directors.

Mark J. Alvino, Faith L. Charles and Donald A. Wuchterl were elected to serve as Class 3 directors of the Company until the 2028 annual meeting of stockholders and until their successors are elected and qualified. The results of the election of directors are as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark J. Alvino	26,260,868	1,143,117	31,150	7,020,555
Faith L. Charles	26,774,705	629,378	31,052	7,020,555
Donald A. Wuchterl	26,856,990	546,976	31,169	7,020,555

Proposal 2. Advisory Vote on Compensation of Named Executive Officers.

An advisory vote to approve the compensation of the Company’s named executive officers was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,777,223	1,552,881	105,031	7,020,555

Proposal 3. Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 was approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,334,516	30,147	91,027	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Joseph Vazzano
Name:	Joseph Vazzano
Title:	Chief Financial Officer

Date: May 19, 2025

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